The Clorox Company

Supplemental Information – Volume Growth

	% Change vs. Prior Year
Reportable Segments	FY11(1)					FY12(1)					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning(2)	1%	-6%	4%	4%	1%	-1%	0%	7%	5%	2%	Q4 increase primarily driven by higher shipments in the Professional Products division business unit due to the recent acquisitions of HealthLink and Aplicare, Inc.; as well as higher shipments of Clorox® branded cleaners.
Household	-9%	-1%	-3%	2%	-2%	5%	1%	2%	-2%	1%	Q4 decrease primarily due to lower shipments of Glad® food storage products and Cat Litter.
Lifestyle (3)	0%	2%	3%	3%	2%	5%	2%	4%	2%	3%	Q4 increase primarily due to higher shipments of the U.S. Natural Personal Care Products including the launch of gud™, and increased shipments of the new Brita Bottle®.
International (3)	-2%	4%	0%	0%	1%	4%	-1%	1%	3%	2%	Q4 increase driven by higher shipments in Latin America.
Total Company	-2%	-2%	1%	2%	0%	2%	0%	4%	2%	2%

     Supplemental Information – Sales Growth

	% Change vs. Prior Year
Reportable Segments	FY11(1)					FY12(1)					Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cleaning(2)	-1%	-6%	3%	4%	0%	-2%	5%	10%	7%	5%	Q4 variance between changes in volume and sales was driven by the benefit of price increases, partially offset by unfavorable product mix.
Household	-7%	-4%	-3%	1%	-3%	3%	4%	6%	3%	4%	Q4 variance between changes in volume and sales was driven by the benefit of the price increases.
Lifestyle (3)	1%	1%	0%	5%	2%	6%	6%	10%	3%	6%	Q4 variance between changes in volume and sales was driven by the benefit of price increases.
International (3)	-2%	0%	8%	9%	4%	10%	0%	4%	3%	4%	Q4 sales growth is due to higher volume and price increases, offsetting unfavorable foreign currency exchange rates.
Total Company	-3%	-3%	1%	4%	0%	3%	4%	7%	4%	5%

(1)	Volume and sales growth percentage changes for the Cleaning and International reportable segments and for Total Company reflect the reclassification of the Auto Businesses to discontinued operations in Q1 fiscal year 2011 for all periods presented.
(2)	The Cleaning reportable segment includes the recent acquisitions of HealthLink and Aplicare, Inc.
(3)	Beginning in Q4 fiscal year 2012, Natural Personal Care results outside of the U.S. are being reported in the International reportable segment rather than the Lifestyle reportable segment. Historical segment financial information presented has been recast to reflect this change.

The Clorox Company

Earnings (Losses) From Continuing Operations Before Interest and Taxes (EBIT), Earnings (Losses) From Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA) (1)

Reconciliation of earnings (losses) from continuing operations before income taxes to EBIT and EBITDA

Dollars in millions and percentages based on rounded numbers

	FY 2011					FY2012

	Q1 9/30/10	Q2 12/31/10	Q3 3/31/11	Q4 6/30/11	FY 6/30/11	Q1 9/30/11	Q2 12/31/11	Q3 3/31/2012	Q4 6/30/12	FY 6/30/12

Earnings (losses) from continuing
operations before income taxes	$202	$(112)	$219	$254	$563	$187	$155	$198	$251	$791
Goodwill impairment (2)	-	258	-	-	258	-	-	-	-	-
Interest income	(1)	(1)	-	(1)	(3)	(1)	(1)	-	(1)	(3)
Interest expense	32	33	29	29	123	29	30	33	33	125
EBIT (3)	233	178	248	282	941	215	184	231	283	913
EBIT margin (3)	18.4%	15.1%	19.0%	19.0%	18.0%	16.5%	15.1%	16.5%	18.4%	16.7%
Depreciation and amortization	45	43	42	43	173	46	43	44	45	178
EBITDA (4)	$278	$221	$290	$325	$1,114	$261	$227	$275	$328	$1,091
EBITDA margin (4)	22.0%	18.7%	22.2%	21.9%	21.3%	20.0%	18.6%	19.6%	21.3%	20.0%
Net sales	$1,266	$1,179	$1,304	$1,482	$5,231	$1,305	$1,221	$1,401	$1,541	$5,468
Debt to EBITDA (5)					2.3					2.5
Total debt (6)					$2,584					$2,721

(1)

In accordance with SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA and EBITDA margin provides additional useful information to investors about current trends in the business.
Note: The Company calculates EBITDA for compliance with its debt covenants using net earnings.

(2)	The goodwill impairment represents a $258 non-cash charge recognized in Q2 fiscal 2011 to adjust the carrying value of the goodwill related to the acquisition of Burt’s Bees to estimated fair value.
(3)	EBIT (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income and interest expense, as reported above. EBIT margin is a measure of EBIT as a percentage of net sales.
(4)	EBITDA (a non-GAAP measure) represents earnings before income taxes (a GAAP measure), excluding goodwill impairment, interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is a measure of EBITDA as a percentage of net sales.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA.
(6)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of June 30, 2012

Working Capital Update

	Q4
	FY 2012	FY 2011	Change	Days (5)	Days (5)
	($ millions)	($ millions)	($ millions)	FY 2012	FY 2011	Change
Receivables, net	$576	$525	+$51	33	31	+2
Inventories, net	$384	$382	+$2	43	44	-1
Accounts payable (1)	$412	$423	-$11	43	45	-2
Accrued liabilities	$494	$442	+$52
Total WC (2)	$198	$114	+$84
Total WC % net sales (3)	3.2%	1.9%
Average WC (2)	$243	$138	+$105
Average WC % net sales (4)	3.9%	2.3%

  Receivables increase primarily driven by higher sales.
  Accrued liabilities increase primarily driven by higher employee incentive compensation and trade-promotion spending accruals.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter and fiscal year ended June 30, 2012

Capital expenditures for the fourth quarter were $73 million versus $69 million in the year-ago quarter (fiscal year 2012 = $192).

Depreciation and amortization for the fourth quarter was $45 million versus $43 million in the year-ago quarter (fiscal year 2012 = $178)

Net cash provided by continuing operations in the fourth quarter was $287 million, or 19 percent of sales.

(1)	Days of accounts payable is calculated as follows: average accounts payable / [(cost of products sold + change in inventory) / 90].
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash, assets held for sale, and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by annualized net sales (current quarter net sales x 4).
(4)	Represents a two-point average of working capital divided by annualized net sales (current quarter net sales x 4).
(5)	Days calculations based on a two-point average.

The Clorox Company

Supplemental Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY11					FY12
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Cost Savings	+200	+180	+180	+110	+170	+160	+180	+160	+150	+160
Price Changes	+80	+100	+60	+70	+80	+170	+240	+250	+230	+220
Market Movement (commodities)	-180	-150	-150	-170	-160	-320	-240	-200	-110	-220
Manufacturing & Logistics (1)	+20	-60	-70	-40	-30	-220	-170	-200	-140	-180
All other (2)	-160	-250	-70	-50	-140	-40	-30	-190	-210	-120

Change vs prior year	-40	-180	-50	-80	-80	-250	-20	-180	-80	-140
Gross Margin (%)	44.3%	41.7%	44.1%	43.5%	43.5%	41.8%	41.5%	42.3%	42.7%	42.1%

(1)	“Manufacturing & Logistics” includes the change in the cost of diesel fuel.
(2)	“All other” in Q4 FY12 includes other supply chain, primarily due to higher employee incentive compensation costs (-100 bps), product mix (-80 bps) and higher trade-promotion spending (-50 bps).

The Clorox Company

Economic Profit (Unaudited) (1)

Reconciliation of economic profit (EP)

Dollars in millions and all calculations on a rounded basis

	FY12	FY11(2)	FY10(2)
Earnings from continuing operations before income taxes	$791	$563	$805
Non-cash restructuring-related and asset impairment costs	4	6	4
Non-cash goodwill impairment	-	258	-
Interest expense	125	123	139
Earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, non-cash goodwill
impairment and interest expense	$920	$950	$948
Adjusted after tax profit (3)	$631	$629	$619
Average capital employed (4)	$2,544	$2,618	$2,525
Capital charge (5)	229	236	227
Economic profit (6) (Adjusted after tax profit less capital charge)	$402	$393	$392
% change over prior year	+2.3%	+0.3%	+12.6%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Management believes the presentation of economic profit (EP) provides additional information to investors about current trends in the business. EP is used by management to evaluate business performance and was taken into account in determining management’s incentive compensation in fiscal year 2012. EP represents profit generated over and above the cost of paying for assets used by the business to generate that profit.
(2)	In the fiscal year 2011 Annual Report to shareholders and in the company’s Annual Report on Form 10-K, EP for all fiscal years presented included the results of the Auto Businesses (but excluded the net gain on sale) because this was the method used by the company to calculate EP to determine the amount of short-term compensation for fiscal year 2011. In the current fiscal year, EP calculations for all fiscal years presented exclude the Auto Businesses.
(3)	Adjusted after tax profit represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations before the non-cash goodwill impairment charge for fiscal year 2011, which was 31.4%, 33.8% and 34.7% in fiscal years 2012, 2011 and 2010 respectively. The difference between the fiscal year 2011 effective tax rate on continuing operations before the non-cash goodwill impairment charge and the effective tax rate on continuing operations of 49% is (16.0)% related to the non-deductible non-cash goodwill impairment charge and 0.8% for other tax effects related to excluding this charge.
(4)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year non-cash restructuring-related and asset impairment costs and non-cash goodwill impairment. Average capital employed represents a two-point average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:

	FY12	FY11(2)	FY10(2)
Total assets	$4,355	$4,163	$4,548
Adjustments related to the Auto businesses	-	-	(405)
Total assets adjusted for Auto businesses	4,355	4,163	4,143
Less:
Accounts payable	412	423	409
Accrued liabilities	494	442	491
Income taxes payable	5	41	74
Other liabilities	739	619	677
Deferred income taxes	119	140	19
Non-interest bearing liabilities	1,769	1,665	1,670
Total capital employed	2,586	2,498	2,473
Non-cash restructuring-related and asset impairment costs	4	6	4
Non-cash goodwill impairment	-	258	-
Adjusted capital employed	$2,590	$2,762	$2,477
Average capital employed	$2,544	$2,618	$2,525

(5)	Capital charge represents average capital employed multiplied by the weighted-average cost of capital. The weighted-average cost of capital used to calculate capital charge was 9% for all fiscal years presented.
(6)	EP represents earnings from continuing operations before income taxes, non-cash restructuring-related and asset impairment costs, non-cash goodwill impairment and interest expense, after tax, less a capital charge (as defined above).

The Clorox Company

Return on Invested Capital (Unaudited) (1)

Calculation of return on invested capital (ROIC)

Dollars in millions and all calculations on a rounded basis

	FY12	FY11	FY10
Earnings from continuing operations before income taxes	$791	$563	$805

Restructuring and asset impairment costs	4	4	4

Non-cash goodwill impairment	-	258	-

Interest expense	125	123	139

Earnings from continuing operations before income taxes,
restructuring and asset impairment costs, non-cash goodwill
impairment, and interest expense	$920	$948	$948
Adjusted after tax profit (2)	$631	$628	$619
Adjusted average invested capital (3)	$2,606	$2,632	$2,645
Return on invested capital (4)	24.2%	23.9%	23.4%

(1)	In accordance with SEC's Regulation G, this schedule provides the definition of a non-GAAP measure and the reconciliation to the most closely related GAAP measure. Management believes the presentation of return on invested capital (ROIC) provides additional information to investors about current trends in the business. ROIC is a measure of how effectively the company allocates capital.
(2)	Adjusted after tax profit represents earnings from continuing operations before income taxes, restructuring and asset impairment costs, non-cash goodwill impairment and interest expense, after tax. The tax rate applied is the effective tax rate on continuing operations, before the non-cash goodwill impairment charge for fiscal year 2011, which was 31.4%, 33.8% and 34.7% in fiscal years 2012, 2011 and 2010 respectively. The difference between the fiscal year 2011 effective tax rate on continuing operations before the non-cash goodwill impairment charge and the effective tax rate on continuing operations of 49% is (16.0)% related to the non-deductible non-cash goodwill impairment charge and 0.8% for other tax effects related to excluding this charge.
(3)	Average invested capital represents a five quarter average of total assets less non-interest bearing liabilities and assets held for sale. Adjusted average invested capital represents average invested capital adjusted to add back a five quarter average of cumulative, current-year after-tax restructuring and asset impairment costs. See below for details of the adjusted average invested capital calculation:

(Amounts shown below are five quarter averages)	FY12	FY11	FY10
Total Assets	$4,254	$4,343	$4,585
Less: non-interest bearing liabilities	(1,652)	(1,638)	(1,538)
Less: assets held for sale	-	(175)	(404)
Average invested capital	2,602	2,530	2,643
Cumulative after-tax restructuring and asset impairment costs	4	102	2
Adjusted average invested capital	$2,606	$2,632	$2,645

(4)	ROIC is calculated as earnings from continuing operations before income taxes, excluding restructuring and asset impairment costs, non-cash goodwill impairment and interest expense, computed on an after-tax basis as a percentage of adjusted average invested capital (as defined above).

The Clorox Company Updated: 8-2-12

U.S. Retail Pricing Actions from CY2008 - CY2012

Brand / Product	Average Price Change	Effective Date
Home Care
Pine-Sol® cleaners	+13%	May 2008
Clorox Clean-Up® cleaners	+8%	August 2008
Formula 409®, Tilex®, and Clorox® Disinfecting Bathroom cleaners	+12%	August 2008
Liquid-Plumr® products	+9%	August 2008
Clorox® Toilet Bowl Cleaner and Clorox® ToiletWandTM products	+8 to +13%	August 2008
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners	+17%	April 2012
Laundry
Clorox® liquid bleach	+10%	August 2008
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color booster	+5%	August 2011
Glad
Glad® trash bags	+7%	February 2008
GladWare® disposable containers	+7%	February 2008
Glad® trash bags	+10%	October 2008
Glad® trash bags	-10%	December 2008
GladWare® disposable containers	-7%	April 2009
Glad® trash bags	-7%	May 2009
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Litter
Cat litter	+7 to +8%	August 2008
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad dressing	+7%	August 2008
Hidden Valley Ranch® salad dressing	+7%	August 2011
Charcoal
Charcoal	+6%	January 2008
Charcoal and lighter fluid	+7 to +16%	January 2009
Charcoal and lighter fluid	+8 to 10%	January 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012

Notes:
  Individual SKUs vary within the range.
  This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.